HORN SILVER MINES, INC.

                    701 Clift Building
                     10 West Broadway
                 Salt Lake City, Utah 84101

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

            TO BE HELD ON    FEBRUARY 21, 1997

    NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of Horn Silver Mines, Inc., a Utah corporation (the "Company"), will be held at the Red Lion Hotel, 255 South West Temple, Salt Lake City,
Utah on Friday,    February 21, 1997     at 10:00 a.m., local time, for the
following purposes:

          1. To elect six (6) directors for the ensuing year or until their successors are elected;

          2. To approve the Option Agreement with PAB Oil & Mining, Inc. ("PAB"), in which PAB is granted (i) an option to purchase, for the sum of $200,000, shares of the Company's Common Stock so that after the issuance of such shares PAB will then own 25% of the total issued and outstanding shares of the Company's Common Stock, and
(ii) a second option to purchase, for the sum of $650,000, additional shares of the Company's Common Stock so that after the issuance of such shares PAB will then own 75% of the issued and outstanding shares of the Company's Common Stock.

         3. To approve a 1-for-20 reverse stock split of the Company's Common Stock;

         4. To amend the Company's Articles of Incorporation as follows: (i) to reduce the authorized shares of Common Stock from 200,000,000 shares to 30,000,000 shares, and (ii) to change the par value of Common Stock from no par value to $.001 par value.

         5. To approve the appointment of Tanner & Co. as the auditors of the Company for the fiscal year ending December 31, 1996; and

         6. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

      The Board of Directors has fixed the close of business on
   January 22, 1997     as the record date for determining shareholders
entitled to notice of, and to vote at, the Annual Meeting.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF SUCH SHAREHOLDER HAS PREVIOUSLY RETURNED A PROXY.

                           By Order of the Board of Directors


                           Page P. Blakemore, Sr.
                           Chairman of the Board, President,
                           Chief Executive Officer and Treasurer

Salt Lake City, Utah,    January 27, 1997